UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2010

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) & (c)   On April 28, 2010, Glenn A. Kleinert advised McMoRan Exploration Co. (the Company) that he would retire as President and Chief Executive Officer of the Company effective May 3, 2010.

On May 3, 2010, the Board of Directors appointed James R. Moffett, Co-Chairman of the Board of Directors and former Chief Executive Officer of the Company, to succeed Mr. Kleinert as the Company’s President and Chief Executive Officer, effective immediately.  Mr. Moffett will continue to serve as Co-Chairman of the Board of Directors, and there will be no change in Mr. Moffett’s compensation from the Company in connection with his appointment as President and Chief Executive Officer.

As disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 25, 2010 (the Proxy Statement), Mr. Moffett, age 71, has served as a director of the Company since 1994.  Mr. Moffett has been Co-Chairman of the Board of Directors of the Company since 1998. In addition, Mr. Moffett served as Chief Executive Officer of Freeport-McMoRan Copper & Gold Inc. (FCX) from 1995 to 2003 and Chairman and Chief Executive Officer of Freeport-McMoRan Inc. from 1984 to 1997.  Mr. Moffett currently serves as Chairman of the Board of Directors of FCX.

Also disclosed in the Proxy Statement, the Company is party to a services agreement with FM Services Company (the Services Company), a wholly-owned subsidiary of FCX, under which the Services Company provides the Company with executive, technical, administrative, accounting, financial, tax and other services pursuant to a fixed fee arrangement. The Services Company also provides these services to FCX. Several of the Company’s directors and executive officers also serve as directors or executive officers of FCX including Mr. Moffett.  For information regarding the compensation paid to or earned by Mr. Moffett for services rendered to FCX, see the “Executive Compensation Tables” section of the FCX proxy statement filed with the Securities and Exchange Commission. In 2009, the Company incurred approximately $8.4 million of costs under the services agreement, and the Company expects its costs under the services agreement to approximate $7.0 million in 2010.

(e)           On May 3, 2010, the stockholders of the Company approved the Amended and Restated 2008 Stock Incentive Plan to, among other things, increase the shares of common stock available for grant under the 2008 Stock Incentive Plan by 6.0 million shares to 11.5 million shares (as amended, the Plan).  The purpose of the Plan is to motivate and reward key employees, consultants, advisers, non-management directors and advisory directors by giving them a proprietary interest in the Company’s success.

The corporate personnel committee of our board of directors will generally administer the Plan and, except with respect to grants to non-management directors and advisory directors, has authority to make awards under the Plan and to set the terms of the awards. The corporate personnel committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. The nominating and corporate governance committee of our board will have the authority to grant awards to non-management directors and advisory directors, to set the terms of those awards and to interpret and establish rules regarding non-management director and advisory director awards.

The types of awards that may be granted under the Plan include stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. The maximum number of shares of our common stock with respect to which awards may be granted under the Plan is 11,500,000. No individual may receive in any year awards under the Plan, whether payable in cash or shares, that relate to more than 500,000 shares of our common stock.  Further, the maximum value of an “other stock-based award” that is valued in dollars and that is scheduled to be paid out to a participant in any calendar year is $5 million.

The Plan may be amended or terminated at any time by our Board of Directors, subject to the requirement that certain amendments may not be made without stockholder approval. In addition, no amendment may materially impair an award previously granted without the consent of the recipient. Unless terminated sooner, no awards will be made under the Plan after May 3, 2020.

For further information regarding the Plan, see the Proxy Statement. The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed as Exhibit 10.1 to this Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2010, at the 2010 annual meeting of stockholders of the Company, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the Certificate) to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000. On May 4, 2010, the Company filed a Certificate of Amendment of the Certificate with the State of Delaware for the purpose of amending the Certificate in accordance with the vote of the Company’s shareholders. The Certificate of Amendment is attached as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2010 annual meeting of stockholders on May 3, 2010 in New Orleans, Louisiana. At the annual meeting, the Company’s stockholders (i) elected each of the seven persons listed below to serve as a director of the Company for a term that will continue until the next annul meeting of stockholders, (ii) ratified the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2010 fiscal year, (iii) approved an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 300,000,000, and (iv) approved the Amended and Restated 2008 Stock Incentive Plan.

Of the 92,372,271 shares of our common stock outstanding as of the record date, 80,539,788 shares were represented at the annual meeting.  Our independent inspector of elections reported the vote of stockholders as follows:

Proposal 1: Election of seven directors.

Name	Votes For	Votes Withheld	Broker Non-Votes

Richard C. Adkerson	59,550,465	943,733	20,045,590
Robert A. Day	59,401,874	1,092,324	20,045,590
Gerald J. Ford	58,260,203	2,233,995	20,045,590
H. Devon Graham, Jr.	59,792,749	701,449	20,045,590
Suzanne T. Mestayer	59,854,889	639,309	20,045,590
James R. Moffett	59,542,756	951,442	20,045,590
B. M. Rankin, Jr.	58,370,538	2,123,660	20,045,590

Proposal 2:	Ratification of appointment of Ernst & Young LLP as independent registered public accounting firm.

Votes For	Votes Against	Abstentions

80,055,747	398,908	85,133

Proposal 3:	Approval of the proposed amendment to the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 300,000,000.

Votes For	Votes Against	Abstentions

72,125,387	8,245,801	168,600

Proposal 4: Approval of the Amended and Restated 2008 Stock Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes

44,301,832	15,849,900	342,466	20,045,590

Item 8.01	Other Events.

On May 3, 2010, the Company issued a press release announcing the retirement of Glenn A. Kleinert as President and Chief Executive Officer of the Company and the appointment of James R. Moffett as President and Chief Executive Officer.  A copy of the press release relating to this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By:	/s/ Nancy D. Parmelee
Nancy D. Parmelee

Senior Vice President, Chief Financial Officer and Secretary
(authorized signatory and Principal Financial Officer)

Date: May 4, 2010

McMoRan Exploration Co.
Exhibit Index

Exhibit
Number

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of McMoRan Exploration Co.

10.1	McMoRan Exploration Co. Amended and Restated 2008 Stock Incentive Plan.

99.1	Press Release dated May 3, 2010, titled “McMoRan Exploration Co. Names James R. Moffett President and Chief Executive Officer.”